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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): October 3, 2000
                                                         (October 2, 2000)



            COMMISSION FILE NUMBERS: UNITED STATIONERS INC.: 0-10653
                               UNITED STATIONERS SUPPLY CO.: 33-59811



                             UNITED STATIONERS INC.
                          UNITED STATIONERS SUPPLY CO.
             (Exact name of Registrant as specified in its charter)



UNITED STATIONERS INC.:            DELAWARE                 36-3141189
UNITED STATIONERS SUPPLY CO.:      ILLINOIS                 36-2431718
                         (State or other jurisdiction of    (IRS Employer
                         incorporation or organization)     Identification No.)



                               2200 EAST GOLF ROAD
                        DES PLAINES, ILLINOIS 60016-1267
                                 (847) 699-5000


     (Address, including zip code and telephone number, including area code, of registrant's executive offices)

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             UNITED STATIONERS INC. AND UNITED STATIONERS SUPPLY CO.


ITEM 5.   OTHER EVENTS

The board of directors of United Stationers Inc. (the "Company") today announced that it has elected Eileen A. Kamerick as executive vice president and chief financial officer. She will report directly to Randall W. Larrimore, president and chief executive officer.

     Before joining United Stationers, Kamerick, 42, had been vice president-finance, the Americas for BP Amoco plc, and vice president and chief financial officer for BP America following the Amoco/British Petroleum merger in January 1999. Prior to the merger, Kamerick was vice president and treasurer of Amoco Corporation. Her responsibilities included corporate finance, mergers and acquisitions, banking, and pension and trust investments. During her tenure at Amoco, Kamerick served in a number of other areas, including the legal and finance departments, and was responsible for reporting to the Securities and Exchange Commission. Prior to joining Amoco, she practiced law with the firm of Skadden, Arps, Slate, Meagher & Flom, where she concentrated on securities law and mergers and acquisitions.

     Kamerick graduated Phi Beta Kappa from Boston College. She received her law degree from the University of Chicago Law School, and also holds an MBA, with honors, in Finance and International Business from The Graduate School of Business of the University of Chicago. Kamerick completed postgraduate work at Exeter College, Oxford University. She serves on the board of directors of Vysis, Inc., a biotechnology company. Kamerick lives in Chicago, Illinois.

ITEM 7.   EXHIBITS

Exhibit 99

     Press release issued by the Company on October 2, 2000.


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        United Stationers Inc.
                                        United Stationers Supply Co.


Dated: October 3, 2000             By:  /s/ Randall W. Larrimore
                                        ----------------------------------------
                                        Randall W. Larrimore
                                        President and Chief Executive Officer